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                                   EXHIBIT 11
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                         Quarter                    Six months
                                                                   ended June 30,                ended June 30,
                                                            --------------------         ---------------------
(in millions)                                                1994           1993           1994           1993
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
PRIMARY EARNINGS PER COMMON SHARE
  Net income                                                $ 206          $ 149          $ 408          $ 257
  Less preferred dividends                                     11             12             23             25
                                                            -----          -----          -----          -----
    Net income for calculating primary
      earnings per common share                             $ 195          $ 137          $ 385          $ 232
                                                            -----          -----          -----          -----
                                                            -----          -----          -----          -----

  Average common shares outstanding                            55             56             55             55
                                                            -----          -----          -----          -----
                                                            -----          -----          -----          -----

PRIMARY EARNINGS PER COMMON SHARE                           $3.57          $2.46          $6.98          $4.18
                                                            -----          -----          -----          -----
                                                            -----          -----          -----          -----

FULLY DILUTED EARNINGS
  PER COMMON SHARE (1)
  Net income                                                $ 206          $ 149          $ 408          $ 257
  Less preferred dividends                                     11             12             23             25
                                                            -----          -----          -----          -----
    Net income for calculating fully
      diluted earnings per common share                     $ 195          $ 137          $ 385          $ 232
                                                            -----          -----          -----          -----
                                                            -----          -----          -----          -----

  Average common shares outstanding                            55             56             55             55
  Add exercise of options, warrants and
    share rights, reduced by the number
    of shares that could have been
    purchased with the proceeds from
    such exercise                                               1              1              2              2
                                                            -----          -----          -----          -----
  Average common shares outstanding as adjusted                56             57             57             57
                                                            -----          -----          -----          -----
                                                            -----          -----          -----          -----

FULLY DILUTED EARNINGS PER COMMON SHARE                     $3.48          $2.41          $6.80          $4.09
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

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K.  This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.

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